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                                                                   EXHIBIT 23.1


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Current Report on Form 8-K dated March 19, 1997 into Newmont Mining Corporation's previously filed S-8 Registration Statement No. 33-49872, S-8 Registration Statement No. 33-53267, S-3 Registration Statement No. 33-54249, S-8 Registration Statement No. 33-62469, S-8 Registration Statement No. 333-04161 and S-4 Registration Statement No. 333-19335.


                                       /s/ ARTHUR ANDERSEN LLP
                                           ARTHUR ANDERSEN LLP

Denver, Colorado
March 19, 1997.